Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International to Nominate Arnaud Ajdler for Election as a Director at the 2018 Annual Meeting

PHILADELPHIA, PA, March 8, 2018 — Hill International (NYSE:HIL), the global leader in managing construction risk, announced that Arnaud Ajdler will be nominated to the Board at the upcoming 2018 shareholders’ meeting. Until then, Mr. Ajdler will be appointed to serve as a Board Observer.

Mr. Ajdler has served as the managing partner for Engine Capital L.P., a value-oriented investment firm, since 2013.  Engine Capital L.P., along with its affiliates, own more than 5.179 million shares of common stock in Hill International, giving it 9.88% ownership. Mr. Ajdler, who was a member of Hill’s Board from June 2006 to June 2009, currently sits on the boards of Stewart Information Services Corporation (NYSE: STC) and StarTek, Inc. (NYSE: SRT).

“We are certainly pleased to have Arnaud joining our organization,” said Hill’s Chairman Craig L. Martin. “His experience and business acumen will bring substantial value to our company both immediately and as we continue moving forward.”

Mr. Ajdler earned a B.S. in Mechanical Engineering from the Free University of Brussels, Belgium, an M.S. in Aeronautics from the Massachusetts Institute of Technology (MIT) and an M.B.A. from Harvard Business School.

Hill International, with more than 3,000 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States.  For more information on Hill, please visit our website at www.hillintl.com.

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby.  Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties.  Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue and our expenses may be higher than anticipated.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square

2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel: 215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
Tel:  215-309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
Tel: 203-295-7841
jgrau@investor-com.com

(HIL-G)

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